Item 9. Regulation FD Disclosure
SIGNATURE
Exhibit Index
EX-99.1 - Press Release, Dated Aug. 7, 2001
EX-99.2 - DataTrak's White Paper Description/Audit

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report August 7, 2001
(Date of earliest event reported)

DATATRAK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Ohio	(000-20699)	34-1685364

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation)		Identification No.)

20600 Chagrin Boulevard, Cleveland, Ohio	44122

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(216) 921-6505

Item 9. Regulation FD Disclosure

      On August 7, 2001, DATATRAK International, Inc. (the “Company”), announced that it has made available a comparative analysis of audit trails, an important clinical research parameter. The Company’s White Paper describes how an audit trail is currently handled in paper workflows as well as several different EDC platforms. This analysis can be accessed by going to the Company’s Web site at www.datatraknet.com and selecting the option “Audit Trail Analysis”. In addition, a copy of the analysis has been filed as Exhibit 99.2 to this Current Report on Form 8-K.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATATRAK INTERNATIONAL, INC.

By:	/s/ Terry C. Black

Terry C. Black

Vice President of Finance, Chief Financial

Officer, Treasurer and Assistant Secretary

Date: August 7, 2001

Exhibit Index

Exhibit No.	Description	Page

99.1	Press Release Issued by the Company on August 7, 2001.	4

99.2	DATATRAK International, Inc.’s White Paper describing how an audit trail is currently handled in paper workflows as well as several different EDC platforms.	5